DISTRIBUTION AGREEMENT
                        between
                 BEARGUARD FUNDS, INC.
                          and
            RAFFERTY CAPITAL MARKETS, INC.


     THIS AGREEMENT is made as of __________, 1999, between Bearguard Funds, Inc. ("Fund"), a corporation organized and existing under the laws of Maryland, and Rafferty Capital Markets, Inc. ("RCM"), a corporation organized and existing under the laws of the State of New York.

     WHEREAS,   the  Fund  is  registered   under   the
Investment  Company  Act  of 1940,  as  amended  ("1940
Act"), as an open-end management investment company, and has registered one or more distinct series and/or classes of shares of common stock ("Shares") for sale to the public under the Securities Act of 1933, as amended ("1933 Act"), and has qualified its shares for sale to the public under various state securities laws;
and

     WHEREAS,  the  Fund  desires  to  retain  RCM   as
principal underwriter in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) to this Agreement; and

     WHEREAS, this Agreement has been approved by a vote of the Fund's board of directors ("Board") and its disinterested directors in conformity with Section
15(c) under the 1940 Act; and

     WHEREAS, RCM is willing to act as principal underwriter for the Fund on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.    Appointment.  The Fund hereby  appoints
RCM as its agent to be the principal underwriter so  as
to  hold itself out as available to receive and  accept
orders for the purchase and redemption of the Shares on
behalf  of the Fund, subject to the terms and  for  the
period set forth in this Agreement.  RCM hereby accepts
such appointment and agrees to act hereunder.  The Fund
understands  that  any  active solicitation  activities
conducted  on  behalf  of the Fund  will  be  conducted
primarily,  if  not exclusively, by  employees  of  the
Fund's    sponsor    who   shall   become    registered
representatives of RCM.

          2.   Services and Duties of RCM.

          (a)   RCM  agrees to sell Shares  on  a  best
efforts basis from time to time during the term of this
Agreement  as  agent for the Fund and  upon  the  terms
described  in the Registration Statement.  As  used  in
this Agreement, the term "Registration Statement" shall
mean the currently effective registration statement  of
the  Fund, and any supplements thereto, under the  1933
Act and the 1940 Act.

          (b)   RCM  will  hold  itself  available   to
receive purchase and redemption orders satisfactory  to
RCM for Shares and will accept such orders on behalf of
the   Fund.   Such  purchase  orders  shall  be  deemed
effective at the time and in the manner set forth in the Registration Statement.

          (c) RCM, with the operational assistance of the Fund's transfer agent, shall make Shares available through the National Securities Clearing Corporation's
Fund/SERV System.

          (d)   RCM  shall  provide  to  investors  and
potential investors only such information regarding the
Fund  as the Fund shall provide or approve.  RCM  shall
review  and  file  in a reasonably  prompt  manner  all
proposed  advertisements  and  sales  literature   with
appropriate  regulators  and  consult  with  the   Fund
regarding any comments provided by regulators with respect to such materials. No employee of RCM shall make any oral statements or representations regarding the Fund, provided, however, that this provision shall not apply to any registered representative who is an employee of the Fund's sponsor.

          (e)   The offering price of the Shares  shall
be  the price determined in accordance with, and in the
manner set forth in, the most-current Prospectus.   The
Fund shall make available to RCM a statement of each computation of net asset value and the details of entering into such computation.

          (f)    RCM   at   its  sole  discretion   may
repurchase Shares offered for sale by the shareholders.
Repurchase  of  Shares by RCM shall  be  at  the  price
determined  in accordance with, and in the  manner  set
forth  in, the most-current Prospectus.  At the end  of
each business day, RCM shall notify, by any appropriate
means,  the  Fund and its transfer agent of the  orders
for repurchase of Shares received by RCM since the last
such report, the amount to be paid for such Shares, and
the  identity of the shareholders offering  Shares  for
repurchase.    RCM   reserves  the  right   either   to
repurchase such Shares or to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent shareholder requests for redemption of Shares.

          (g)   RCM shall not be obligated to sell  any
certain number of Shares.

          (h)   In  connection  with  the  distribution
services provided hereunder and with respect to any payments received under a Rule 12b-1 Plan, RCM shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board and conduct its activities in accordance with such Plan.

          (i)   RCM  shall  in  all  material  respects
conform its activities hereunder to the requirements of
applicable  state and federal laws and  all  applicable
rules   of   the  National  Association  of  Securities
Dealers, Inc. ("NASD").

     3.   Duties of the Fund.

          (a)   The  Fund shall keep RCM fully informed
of  its  affairs and shall provide to RCM from time  to
time  copies  of all information, financial statements,
and  other  papers that RCM
may reasonably request  for
use  in  connection  with the distribution  of  Shares,
including, without limitation, certified copies of  any
financial  statements prepared  for  the  Fund  by  its
independent  public  accountant  and  such   reasonable
number of copies of the most current Prospectus, Statement of Additional Information ("SAI"), and annual and interim reports as RCM may request, and the Fund shall fully cooperate in the efforts of RCM to sell and arrange for the sale of Shares.

          (b)   The  Fund  shall maintain  a  currently
effective Registration Statement on Form N-1A with  the
Securities   and  Exchange  Commission   (the   "SEC"),
maintain qualification with applicable states and  file
such  reports  and other documents as may  be  required
under  applicable  federal and state  laws.   The  Fund
shall notify RCM in writing of the states in which  the
Shares  may be sold and shall notify RCM in writing  of
any  changes  to such information.  The  Fund  (or  its
sponsor)  shall bear all expenses related to  preparing
and   typesetting  such  Prospectuses,  SAI  and  other
materials required by law and such other expenses, including printing and mailing expenses, related to the Fund's communication with persons who are shareholders.

          (c)     The   Fund   shall   not   use    any
advertisements or other sales materials that have not been (i) submitted to RCM for its review and approval, and (ii) filed with the appropriate regulators.

          (d)   The  Fund represents and warrants  that
its  Registration Statement and any advertisements  and
sales literature (excluding statements relating to  RCM
and  the  services  it  provides that  are  based  upon
written  information  furnished by  RCM  expressly  for
inclusion  therein) of the Fund shall not  contain  any
untrue statement of material fact or omit to state  any
material   fact  required  to  be  stated  therein   or
necessary   to   make   the  statements   therein   not
misleading, and that all statements or information furnished to RCM, pursuant to Section 3(a) hereof, shall be true and correct in all material respects.

     4.    Other Broker-Dealers.  RCM in its discretion
may  enter  into  agreements to  sell  Shares  to  such
registered  and qualified retail dealers, as reasonably
requested by the Fund.  In making agreements with  such
dealers,  RCM shall act only as principal  and  not  as
agent  for  the Fund and shall pay any compensation  to
such  persons.   The form of any such dealer  agreement
shall be mutually agreed upon and approved by the Fund and RCM.

     5.    Withdrawal  of Offering.  The Fund  reserves
the  right at any time to withdraw all offerings of any
or all Shares by written notice to RCM at its principal
office.   No Shares shall be offered by either  RCM  or
the Fund under any provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC.

     6.     Services   Not  Exclusive.   The   services
furnished by RCM hereunder are not to be deemed exclusive and RCM shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     7.    Expenses  of  the Fund.  The  Fund  (or  its
sponsor)   shall  bear  all  costs  and   expenses   of
registering the Shares with the SEC and state and other
regulatory bodies, and shall assume expenses related to
communications with shareholders of the Fund including,
but  not limited to, (i) fees and disbursements of  its
counsel  and  independent public accountant;  (ii)  the
preparation,   filing,  and  printing  of  Registration
Statements  and/or  Prospectuses  or  SAIs;  (iii)  the
preparation and mailing of annual and interim  reports,
Prospectuses,    SAIs,   and   proxy    materials    to
shareholders; (iv) such other expenses related  to  the
communications with persons who are shareholders of the
Fund;  and  (v) the qualifications of Shares  for  sale
under  the  securities  laws of such  jurisdictions  as
shall  be  selected by the Fund pursuant  to  Paragraph
3(b) hereof, and the costs and expenses payable to each
such jurisdiction for continuing qualification therein.
In  addition, the Fund (or its sponsor) shall bear  all
costs  of  preparing, printing, mailing and filing  any
advertisements  and  sales literature.   RCM  does  not
assume responsibility for any expenses not assumed in this Agreement.

     8. Compensation. Pursuant to the terms of the Fund's Rule 12b-1 Plan, the Fund may pay RCM the fee set forth in Schedule B to this Agreement.

     9. Share Certificates. The Fund shall not issue certificates representing Shares.

     10.    Status  of  RCM.   RCM  is  an  independent
contractor and shall be agent of the Fund only with respect to the sale and redemption of Shares. RCM is a duly licensed broker-dealer with the SEC and all applicable state securities commissions, a member of the NASD and authorized to sell shares of open-end investment companies. Neither RCM or any "affiliated person" (as defined in the 1940 Act) is ineligible pursuant to Section 9 of the 1940 Act to serve as an underwriter to any registered investment company.

     11.  Indemnification.

          (a)   The  Fund agrees to indemnify,  defend,
and  hold  RCM,  its  officers and directors,  and  any
person  who controls RCM within the meaning of  Section
15  of the 1933 Act, free and harmless from and against
any  and all claims, demands, liabilities, and expenses
(including the cost of investigating or defending  such
claims,  demands,  or liabilities  and  any  reasonable
counsel  fees  incurred in connection  therewith)  that
RCM,  its  officers, directors, or any such controlling
person  may  incur under the 1933 Act, or under  common
law  or otherwise, arising out of or based upon any (i)
alleged  untrue statement of a material fact  contained
in the Registration Statement, Prospectus, SAI or sales
literature, (ii) alleged omission to state  a  material
fact   required  to  be  stated  in  the   Registration
Statement,  Prospectus,  SAI  or  sales  literature  or
necessary   to   make   the  statements   therein   not
misleading, or (iii) failure by the Fund to comply with
any material terms of the Agreement; provided, that  in
no   event  shall  anything  contained  herein  be   so
construed as to protect RCM against any liability to the Fund or its shareholders to which RCM would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

          (b)   The  Fund  shall not be liable  to  RCM
under this Agreement with respect to any claim made against RCM or any person indemnified unless RCM or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon

RCM or such other person (or after RCM or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability that it may have to RCM or any person against whom such action is brought otherwise than on account of this Agreement.

          (c)    The   Fund   shall  be   entitled   to
participate at its own expense in the defense or, if it
so elects, to assume the defense of any suit brought to
enforce any claims subject to this Agreement.   If  the
Fund  elects  to assume the defense of any such  claim,
the defense shall be conducted by counsel chosen by the
Fund and satisfactory to indemnified defendants in  the
suit whose approval shall not be unreasonably withheld.
In the event that the Fund elects to assume the defense
of   any  suit  and  retain  counsel,  the  indemnified
defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to promptly notify RCM of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of its Shares.

          (d)   RCM  agrees to indemnify,  defend,  and
hold  the  Fund,  its officers and directors,  and  any
person  who  controls the Fund within  the  meaning  of
Section 15 of the 1933 Act, free and harmless from  and
against  any and all claims, demands, liabilities,  and
expenses  (including  the  cost  of  investigating   or
defending  against such claims, demands, or liabilities
and  any reasonable counsel fees incurred in connection
therewith) that the Fund, its directors or officers, or
any  such  controlling person may incur under the  1933
Act,  or under common law or otherwise, resulting  from
(i) RCM's willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement, (ii) arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by RCM to the Fund for use in the Registration Statement, Prospectus or SAI arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in either thereof or necessary to make such information not misleading, or (iii) failure by RCM to comply with any material terms of this Agreement.

          (e)  RCM shall be entitled to participate, at
its own expense, in the defense or, if it so elects, to
assume  the defense of any suit brought to enforce  the
claim,  but  if RCM elects to assume the  defense,  the
defense shall be conducted by counsel chosen by RCM and
satisfactory   to  the  indemnified  defendants   whose
approval  shall not be unreasonably withheld.   In  the
event that RCM elects to assume the defense of any suit
and  retain  counsel, the defendants in the suit  shall
bear  the  fees and expenses of any additional  counsel
retained by them.  If RCM does not elect to assume  the
defense  of any suit, it will reimburse the indemnified
defendants  in  the  suit for the reasonable  fees  and
expenses  of any counsel retained by them.  RCM  agrees
to  promptly notify the Fund of (i) the commencement of
any  litigation or proceedings against it or any of its
personnel regarding the issuance or sale of its  shares
of   the  Fund,  or  (ii)  any  regulatory  inspection,
examination or proceeding materially affecting RCM's ability to act as principal underwriter under this Agreement.

     12.  Duration and Termination.

          (a)  This Agreement shall become effective on
the  date  first written above or such  later  date  as
indicated  in Schedule A and, unless sooner  terminated
as  provided  herein, will continue in effect  for  two
years from the above written date.  Thereafter, if  not
terminated this Agreement shall continue in effect  for
successive   annual   periods,   provided   that   such
continuance is specifically approved at least  annually
(i) by a vote of a majority of the Fund's Board who are neither interested persons (as defined in the 1940 Act) of the Fund ("Independent directors") or RCM, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

          (b)    Notwithstanding  the  foregoing,  this
Agreement  may  be terminated in its  entirety  at  any
time,  without the payment of any penalty, by  vote  of
the  Board,  by  vote of a majority of the  Independent
directors,  or by vote of a majority of the outstanding
voting  securities of the Fund on sixty  days'  written
notice  to  RCM  or  by RCM at any  time,  without  the
payment  of any penalty, on sixty days' written  notice
to   the   Fund.   This  Agreement  will  automatically
terminate in the event of its "assignment" (within the meaning of the 1940 Act).

     13. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.
This Agreement may be amended with the approval of the Board or of a majority of the outstanding voting securities of the Fund; provided, that in either case, such amendment also shall be approved by a majority of the Independent directors.

     14. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

     15.    Miscellaneous.   The   captions   in   this
Agreement  are  included for convenience  of  reference
only  and  in  no  way  define or delimit  any  of  the
provisions    hereof   or   otherwise   affect    their
construction  or  effect.  If  any  provision  of  this
Agreement  shall  be held or made invalid  by  a  court
decision, statute, rule, or otherwise, the remainder of
this  Agreement  shall not be affected  thereby.   This
Agreement shall be binding upon and shall inure to  the
benefit  of  the  parties hereto and  their  respective
successors.   As  used  in this  Agreement,  the  terms
"majority   of   the  outstanding  voting  securities,"
"interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     16.   Governing  Law.   This  Agreement  shall  be
construed in accordance with the laws of the State of New York and the 1940 Act (without regard, however, to the conflicts of law principles). To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have caused
this   Agreement  to  be  executed  by  their  officers
designated as of the day and year first above written.


                             BEARGUARD FUNDS, INC.


                             By:_________________________

                             Its:________________________


                             RAFFERTY CAPITAL MARKETS, INC.


                             By:_________________________

                             Its:________________________

                      SCHEDULE A
                        to the
                DISTRIBUTION AGREEMENT
                        between
                 BEARGUARD FUNDS, INC.
                          and
            RAFFERTY CAPITAL MARKETS, INC.



     Pursuant   to   section  1  of  the   Distribution
Agreement  between Bearguard Funds, Inc.  ("Fund")  and
Rafferty Capital Markets, Inc. ("RCM"), the Fund hereby
appoints   RCM  as  its  agent  to  be  the   principal
underwriter of Fund with respect to its following series:


Bearguard Fund
  Investor Class
  Institutional Class










Dated:  ______ ____, 1999

                      SCHEDULE B
                        to the
                DISTRIBUTION AGREEMENT
                        between
                 BEARGUARD FUNDS, INC.
                          and
            RAFFERTY CAPITAL MARKETS, INC.



     As  compensation  pursuant to  section  8  of  the
Distribution  Agreement between Bearguard  Funds,  Inc.
(the   "Fund")  and  Rafferty  Capital  Markets,   Inc.
("RCM"), the Fund shall pay to RCM the sum of:

1. an annual fee of $15,000 for the first series of the Fund and $3,000 for each series or class thereafter or .01% of the average daily net assets of each series or class, computed daily and paid monthly, whichever is greater;

2.   the ongoing licensing fees and incidental costs of
  those  employees  of  the  Fund's  sponsor  who   are
  designated by the Fund's sponsor to become registered representatives of RCM;

3.    the  compensation, if any, paid by  RCM  to  such
  registered   representatives   in   accordance   with
  compensation schedules, as agreed upon by RCM and the Fund's sponsor from time to time;

4. the reasonable fees associated with listing and maintaining shares on the National Securities Clearing
  Corporation's Fund/SERV System;

5. incidental expenses associated with printing and distributing advertising and sales literature, such as filings with the National Association of Securities
  Dealers, Inc.; and

6. any reasonable out-of-pocket expenses, including travel expenses and retention of records.

In  no event shall fees or expenses attributable to and
payable  by  the  Fund's  Investor  Class  under   this
Agreement exceed the permissible payments authorized under the Investors Class's Distribution Plan pursuant to Rule 12b-1 under the 1940 Act. The Fund shall not be obligated to pay any of the foregoing fees/expenses with respect to any series or class of shares for which the Fund does not have a Rule 12b-1 Plan in effect.



Dated:  ______ ____, 1999